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                                                                   EXHIBIT 10.22
                                  AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

      WHEREAS, Robert A. Lear ("Executive") is party to an executive employment agreement (the "Agreement") with Penn Independent Corporation (the "Company"), made as of October 18, 2004; and

      WHEREAS, the Company and Executive desire that certain changes be made to the Agreement so as to clarify the intent of Executive and the Company with respect to the identity of the parties to the Agreement.

      NOW THEREFORE, the Agreement shall be revised as follows, effective as of October 18, 2004:

      1. The first sentence of Section 1 of the Agreement shall be revised in its entirety to read as follows:

      "The word "Company" as used in this Agreement shall refer to and include Penn Independent Corporation and its "Subsidiaries," as such term is defined in the Stock Purchase Agreement dated as of October 14, 2004, by and among UNGL, United National Insurance Company, the Company, certain shareholders of the Company, and Irvin Saltzman."

      2.    In all other respects the Agreement shall remain the same.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on this 24th day of January, 2005.

EXECUTIVE                                   PENN INDEPENDENT CORPORATION.

/s/ Robert A. Lear                          By: /s/ Irvin Saltzman
---------------------------                     -------------------------------

Robert A. Lear                              Name: Irvin Saltzman, Chairman